UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 29, 2011

RVUE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-54348	94-3461079
(Commission File Number)	(IRS Employer Identification No.)

100 N.E. 3rd Avenue, Suite 200, Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices) (Zip Code)

954-525-6464

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2011 Annual Meeting of Stockholders held on August 30, 2011, (the “2011 Annual Meeting”), the stockholders of rVue Holdings, Inc., a Nevada corporation,  (the “Company”), approved an amendment to the rVue Holdings, Inc. 2010 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan from 3,750,000 to 8,000,000.  A copy of the amended Plan is attached hereto as Exhibit 10.1.

Item 3.03.            Material Modification to Rights of Security Holders
Item 5.03.            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2011, the Board of Directors of the Company, acting by unanimous written consent, approved an amendment and restatement of the Company’s Bylaws.  The amendments provide for the following: (i) the Company’s President, in addition to the Board, may call special meetings of the stockholders, (ii) limitation on matters to be conducted at meetings to those described in the notice to the meeting, (iii) procedures for consideration of stockholder proposals, (iv) procedures for director nominations, and (v) requirement of two-thirds vote of stockholders to remove directors without cause.  Attached hereto as Exhibit 3.2, is a copy of the Amended and Restated Bylaws of the Company, which was effective as of August 29, 2011.

At the 2011 Annual Meeting, the stockholders of the Company approved an amendment and restatement of the Company’s Articles of Incorporation.  The proposed changes were outlined in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 26, 2011.  Attached hereto as Exhibit 3.1, is a copy of the Amended and Restated Articles of Incorporation of the Company, which was filed with the Secretary of State of the State of Nevada on August 31, 2011 and was effective as of such date.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2011 Annual Meeting on August 30, 2011 at the Fort Lauderdale Business Suites, located at 101 NE 3rd Avenue, Suite 1500, Fort Lauderdale, Florida. At the close of business on July 25, 2011, the record date for the 2011 Annual Meeting, there were a total of 37,273,725 shares of Common Stock outstanding and entitled to vote. At the 2011 Annual Meeting, 29,087,796 or 78.04% of the outstanding shares of Common Stock entitled to vote were represented by proxy or in person and, therefore, a quorum was present.

The vote on the proposals presented for stockholder vote at the 2011 Annual Meeting was as follows:

Proposal 1.  All of the four (4) nominees for director were elected to serve until the 2012 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death.  The result of the votes to elect the four (4) directors was as follows:

DIRECTORS:	FOR	WITHHELD	ABSTAIN	BROKER NON-VOTES
Jason Kates	26,921,228	0	N/A	2,166,568
Michael Mullarkey	26,921,228	0	N/A	2,166,568
Robert Chimbel	26,921,228	0	N/A	2,166,568
Patrick O’Donnell	26,921,228	0	N/A	2,166,568

Proposal 2.  An amendment to the Company’s Amended and Restated Articles of Incorporation to grant the Board of Directors exclusive authority to adopt, amend or repeal the Company’s Bylaws was approved by the stockholders by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
26,921,228	0	0	2,166,568

Proposal 3.  An amendment to the Company’s Amended and Restated Articles of Incorporation to expand the indemnification and limit the personal liability of members of our Board of Directors was approved by the stockholders by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
26,341,531	0	579,877	2,166,568

Proposal 4.  An amendment to the Company’s Amended and Restated Articles of Incorporation to restrict the voting rights of persons attempting to acquire control of the Company was approved by the stockholders by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
26,348,395	0	572,833	2,166,568

Proposal 5.  An amendment to the Company’s Amended and Restated Articles of Incorporation to limit certain transactions with significant stockholders was approved by the stockholders by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
26,587,895	333,333	0	2,166,568

Proposal 6.  An amendment to the Company’s 2010 Equity Incentive Plan was approved by the stockholders by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
26,587,895	0	333,333	2,166,568

Proposal 7.   The appointment of RubinBrown LLP (“RubinBrown”) as the Company’s independent registered public accounting firm for fiscal 2011 was ratified and approved by the stockholders by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
29,087,796	0	0	N/A

Each of the seven proposals was approved by the Company’s stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1           Amended and Restated Articles of Incorporation
3.2           Amended and Restated Bylaws
10.1         Amended rVue Holdings, Inc. 2010 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVUE HOLDINGS, INC.

Dated: September 1, 2011	By:	/s/David A. Loppert
David A. Loppert
Chief Financial Officer

EXHIBITS INDEX

Exhibit No.	Description

3.1           Amended and Restated Articles of Incorporation
3.2           Amended and Restated Bylaws
10.1         Amended rVue Holdings, Inc. 2010 Equity Incentive Plan